Exhibit 99.1

November 1, 2006

John Lowber, (907) 868-5628; jlowber@gci.com
Bruce Broquet, (907) 868-6660; bbroquet@gci.com
David Morris, (907) 265-5396; dmorris@gci.com

FOR IMMEDIATE RELEASE


                GCI REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS
         o  Consolidated revenue of $125.8 million
         o  Net income of $7.1 million or $0.13 per diluted share
         o  EBITDA of $43.2 million

         ANCHORAGE, AK -- GCI (NASDAQ:GNCMA) today reported net income of $7.1 million, or earnings per diluted share of $0.13, for the third quarter of 2006. The company's third quarter net income compares to income of $2.3 million, or earnings per diluted share of $0.04 in the same period of 2005.

         GCI's third quarter 2006 revenues totaled $125.8 million, an increase of 10.6 percent over the third quarter of 2005. Revenues increased across all GCI business segments on a year-over-year basis.

         Third quarter 2006 earnings before interest, taxes, depreciation, amortization and non-cash share based compensation expense (EBITDA) totaled $43.2 million. EBITDA increased $5.0 million or 13.1 percent from the third quarter of 2005. Third quarter 2005 EBITDA, as adjusted, totaled $38.2 million including the MCI credit utilized of $1.4 million.

         Sequentially, revenues for the company increased $7.6 million over second quarter 2006 revenues of $118.2 million. Third quarter EBITDA of $43.2 million increased 9.4 percent over EBITDA of $39.5 million in the second quarter of 2006.

         For the third quarter of 2006 GCI significantly exceeded its revenue and EBITDA guidance. The company expected revenues of approximately $116 million to $118 million, and EBITDA of approximately $39.5 million, excluding non-cash share based compensation expense. Prior guidance for the year 2006 was for $450 million to $460 million in revenues and EBITDA of $150 million to 154 million. As a result of the third quarter growth GCI is increasing its 2006 full year guidance for revenues and EBITDA. Revenues are now expected in the range of $470 million to $480 million and EBITDA is expected in the range of $154 million to $158 million for the year 2006.

          "Results for the year to date substantially exceeded expectations and as a result we have raised EBITDA guidance for the year by $4 million," said GCI president Ron Duncan. "All of our business lines are performing better than expected and we are clearly on our way to another year of record performance."

         "While delighted by the excellent results I am troubled by our failure to turn up our own local phone lines at the expected rate. We missed our DLPS conversion targets again in this quarter and have been forced to lower our guidance for the second time. We now expect to have more than 30,000 lines on our own facilities by year end."

         "The failure lies primarily in our inability to complete plant preparation for local consumer service. We are reviewing our internal processes and making the changes necessary to increase the rate at which we are able to turn up our own local lines. The bad news is that we are still paying more than $25 million per year to ACS. The good news is that we can eliminate the majority of that expense as we build out on our own facilities. Our challenge is to deploy those facilities more rapidly."

Highlights
      o Consumer revenues increased to $45.2 million, an improvement of 11.9 percent over the prior year and increased 2.3 percent from the second quarter of 2006. The increases were from voice, video, data and wireless sales.

      o Network access revenues increased to $45.6 million, an increase of 14.0 percent over the prior year and increased 10.3 percent over the second quarter of 2006. The increase in revenues is due primarily to a 23.8 percent increase in long distance minutes carried on GCI's network for other common carriers for the third quarter of 2006 as compared to the third quarter of 2005. Minutes for the third quarter increased 12.7 percent from the second quarter of 2006.

      o Commercial revenues increased 5.4 percent from the prior year and 9.6 percent from the second quarter of 2006. Commercial experienced growth in video, data and wireless revenues on both a year over year and sequential basis.

      o GCI has provisioned 28,300 consumer and commercial lines on its Digital Local Phone Service (DLPS) facilities at the end of the third quarter of 2006, an increase of 1,900 lines over the second quarter of 2006. Third quarter conversions were approximately one-half of the planned number due to further delays in upgrading plant for phone service. Continued delays are expected to materially reduce total conversions for the year. GCI now expects to serve more than 30,000 lines on its DLPS facilities by the end of 2006.

      o GCI local access lines increased by 800 for the quarter. Consumer, network access and commercial local access lines totaled 112,200 at the end of the third quarter of 2006 representing an estimated 26 percent share of the total access lines market in Alaska.

      o GCI had 84,000 consumer and commercial cable modem access customers at the end of the third quarter of 2006, an increase of 1,900 over the 82,100 cable modem customers at the end of the second quarter 2006. GCI customers continue to migrate from dial up access service to cable modem. Average monthly revenue per cable modem totaled $31.86 for the third quarter of 2006 as compared to $31.54 for the second quarter of 2006.

      o Beginning August 1, 2006 and ending October 11, 2006 GCI repurchased 533,500 shares of its Class A Common shares at a cost of approximately $6.7 million or $12.52 per share. The company is authorized to purchase an additional $8.5 million of Class A shares by the end of the fourth quarter of 2006. GCI will repurchase shares depending on market conditions and the availability of free cash flows.

Consumer
         Total consumer revenues increased 11.9 percent to $45.2 million as compared to $40.4 million in the third quarter of 2005 and increased 2.3 percent from the second quarter of 2006. The increase in revenue is due primarily to an increase in voice, video, data and wireless sales.

         Consumer voice revenues increased slightly over the prior year and over the second quarter of 2006. The increase in voice revenues was due to an increase in support from the Universal Service Program offset by fewer long distance minutes and local service customers. Consumer local access lines in service were down 300 from the third quarter of 2005 and 300 from the second quarter of 2006 GCI converted 1,900 consumer access lines to its own facilities during the second quarter.

         Consumer video revenue increased 7.2 percent over the prior year and increased slightly over the second quarter of 2006. The increase in revenue is due in part to increasing average revenue per customer in certain markets and increases in video subscribers purchasing digital service and renting high definition/digital video recorder converters.

         Consumer data revenues increased 17.7 percent over the prior year and
2.6 percent over the second quarter of 2006. The increase in consumer data revenues is due to an increase in cable modem customers. GCI added 8,700 consumer cable modem customers over the prior year and 1,800 customers during the third quarter of 2006.

         Consumer wireless revenues increased substantially during the third quarter of 2006. The increase in wireless revenues is primarily due to the increase in wireless customers.

Network Access
         Network access revenues increased 14.0 percent to $45.6 million as compared to $40.0 million in the third quarter of 2005 and increased 10.3 percent from the second quarter of 2006.

         Voice revenues increased 22.0 percent over the prior year and increased
16.8 percent from the second quarter of 2006. The increase in voice revenues is due to a strong increase in minutes partially offset by declining rates per minute. Network access minutes increased 23.8 percent to 373.6 million minutes for the third quarter of 2006 as compared to the third quarter of 2005. Minutes for the third quarter of 2006 increased 12.7 percent from the second quarter of 2006.

         Network access revenues and minutes for the third quarter of 2006 were seasonally driven by a record influx of tourist during the quarter and by growth from new wholesale customers. Wireless substitution for wire line long distance service also contributed to third quarter growth.

         Data revenues for the third quarter of 2006 were down 1.8 percent when compared to third quarter 2005 and down 3.0 percent from the second quarter of 2006.

Commercial
         Commercial revenues increased 5.4 percent to $28.5 million as compared to $27.0 million in the third quarter of 2005 and increased 9.6 percent over $26.0 million in the second quarter of 2006.

         Increases in video, data and wireless revenues were offset by a slight decrease in voice revenues when compared to the prior year. Video revenues increased primarily from an increase in advertising. Increases in data services revenues were offset in part, as expected, from declining managed services revenues from a large customer. On a sequential basis all segments of commercial revenues increased.

         Basic commercial video customers, as expected, increased by 1,700 subscribers from the prior year and seasonally decreased by 900 subscribers when compared to the second quarter of 2006. Commercial video customers are primarily hotel video customers.

Managed Broadband
         Managed broadband revenues totaled $6.4 million in the third quarter of 2006, an increase of 2.9 percent from $6.2 million in the third quarter of 2005 and a decrease of 2.7 percent from $6.6 million in the second quarter of 2006.


Other Items
         Total selling, general and administrative expenses (SG&A) increased 8.0 percent to $41.7 million as compared to $38.6 million in the third quarter of 2005 and increased 2.6 percent from the second quarter of 2006. The increase in SG&A from the prior year was due in part to share-based compensation expense from the adoption of a new accounting rule on January 1, 2006 and approximately $1.0 million in additional promotional expenses offset in part by a substantial decrease in labor costs resulting from a decreased number of employees after the company's restructuring. The sequential increase in SG&A is due primarily to the increased promotional expenses. SG&A expenses are recorded by segment using a combination of direct charges and an allocation based on prior year gross margins by segment.

         During the third quarter of 2006 GCI's capital expenditures totaled $30.4 million as compared to $23.9 million in the second quarter of 2006.

         GCI will hold a conference call to discuss the quarter's results on Thursday, November 2, 2006 beginning at 2 p.m. (Eastern). To access the briefing on November 2, dial 888-791-1856 (International callers should dial 210-234-0001) and identify your call as "GCI." In addition to the conference call, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 800-879-6115, access code 7461 (International callers should dial 402-220-4742.)

         GCI is the largest telecommunications company in Alaska. A pioneer in bundled services, GCI provides local, wireless, and long distance telephone, cable television, Internet and data communication services throughout Alaska. More information about the company can be found at www.gci.com.

         The foregoing contains forward-looking statements regarding the company's expected results that are based on management's expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI's control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI's cautionary statement sections of Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                                      # # #

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED BALANCE SHEETS
                                                                                           (Unaudited)
(Amounts in thousands)                                                                    September 30,         December 31,
                                        Assets                                                 2006                 2005
--------------------------------------------------------------------------------------- ------------------   -----------------
Current assets:
  Cash and cash equivalents                                                            $       36,864              44,362
                                                                                        ------------------   -----------------

  Receivables                                                                                  89,463              78,279
  Less allowance for doubtful receivables                                                       5,070               5,317
                                                                                        ------------------   -----------------
     Net receivables                                                                           84,393              72,962

  Deferred income taxes, net                                                                   19,205              19,596
  Prepaid expenses                                                                              4,831               8,347
  Notes receivable from related parties                                                         2,729                 922
  Inventories                                                                                   2,693               1,556
  Property held for sale                                                                        2,315               2,312
  Other current assets                                                                          4,815               2,572
                                                                                        ------------------   -----------------
       Total current assets                                                                   157,845             152,629
                                                                                        ------------------   -----------------

Property and equipment in service, net of depreciation                                        432,752             453,008
Construction in progress                                                                       36,710               8,337
                                                                                        ------------------   -----------------
       Net property and equipment                                                             469,462             461,345
                                                                                        ------------------   -----------------

Cable certificates                                                                            191,565             191,565
Goodwill                                                                                       42,181              42,181
Other intangible assets                                                                         7,672               6,201
Deferred loan and senior notes costs, net of amortization of $2,204
  and $1,451 at September 30, 2006 and December 31, 2005, respectively                          7,258               8,011
Notes receivable from related parties                                                              85               2,544
Other assets                                                                                    6,926               9,299
                                                                                        ------------------   -----------------
    Total other assets                                                                        255,687             259,801
                                                                                        ------------------   -----------------
       Total assets                                                                    $      882,994             873,775
                                                                                        ==================   =================

                                                         (Continued)

                                        GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                 CONSOLIDATED BALANCE SHEETS
                                                         (Continued)
                                                                                           (Unaudited)
(Amounts in thousands)                                                                    September 30,         December 31,
                         Liabilities and Stockholders' Equity                                  2006                 2005
--------------------------------------------------------------------------------------- ------------------   -----------------
Current liabilities:
  Current maturities of obligations under long-term debt and capital leases            $        1,901               1,769
  Accounts payable                                                                             29,684              23,217
  Deferred revenue                                                                             15,657              16,439
  Accrued payroll and payroll related obligations                                              12,468              17,925
  Accrued liabilities                                                                           7,863               6,814
  Accrued interest                                                                              2,907               9,588
  Subscriber deposits                                                                             454                 361
                                                                                        ------------------   -----------------
     Total current liabilities                                                                 70,934              76,113

Long-term debt                                                                                473,048             474,115
Obligations under capital leases, excluding current maturities                                  2,215                 ---
Obligation under capital lease due to related party, excluding current
  maturity                                                                                        580                 628
Deferred income taxes, net of deferred income tax benefit                                      82,295              69,753
Other liabilities                                                                              12,313               9,546
                                                                                        ------------------   -----------------
       Total liabilities                                                                      641,385             630,155
                                                                                        ------------------   -----------------

Stockholders' equity:
  Common stock (no par):
    Class A.  Authorized 100,000 shares; issued 50,179 and 51,200
     shares at September 30, 2006 and December 31, 2005, respectively                         160,080             178,351

    Class B.  Authorized 10,000 shares; issued 3,380 and 3,843 shares at September 30, 2006 and December 31, 2005, respectively; con-
      vertible on a share-per-share basis into Class A common stock                             2,855               3,247

    Less cost of 290 and 291 Class A and Class B common shares held in
      treasury at September 30, 2006 and December 31, 2005, respectively                       (1,724)             (1,730)

  Paid-in capital                                                                              18,816              16,425
  Notes receivable with related parties issued upon stock option exercise                      (1,296)             (1,722)
  Retained earnings                                                                            62,878              49,049
                                                                                        ------------------   -----------------
       Total stockholders' equity                                                             241,609             243,620
                                                                                        ------------------   -----------------
Commitments and contingencies
       Total liabilities and stockholders' equity                                      $      882,994             873,775
                                                                                        ==================   =================

                                        GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         (Unaudited)
                                                                    Three Months Ended                  Nine Months Ended
                                                                      September 30,                       September 30,
(Amounts in thousands, except per share amounts)                  2006             2005               2006             2005
                                                            ---------------- ----------------   ---------------- ----------------
Revenues                                                   $    125,821          113,761            356,863          330,936

Cost of goods sold (exclusive of depreciation and
   amortization shown separately below)                          41,283           36,345            116,065          107,590
Selling, general and administrative expenses                     41,722           38,620            122,003          113,819
Restructuring charge                                                ---            1,894                ---            1,894
Bad debt expense (recovery)                                         767               31              2,606             (128)
Depreciation and amortization expense                            20,390           18,510             60,723           54,562
                                                            ---------------- ----------------   ---------------- ----------------
   Operating income                                              21,659           18,361             55,466           53,199
                                                            ---------------- ----------------   ---------------- ----------------
Other income (expense):
  Interest expense                                               (8,995)          (9,013)           (26,245)         (25,748)
  Loss on termination of capital lease                              ---           (2,797)               ---           (2,797)
  Amortization and write-off of loan and senior notes fees         (251)          (2,224)              (753)          (3,155)
  Interest income                                                   759              266              1,398              557
  Other                                                             181              ---                350              ---
                                                            ---------------- ----------------   ---------------- ----------------
   Other expense, net                                            (8,306)         (13,768)           (25,250)         (31,143)
                                                            ---------------- ----------------   ---------------- ----------------
   Net income before income taxes and cumulative
     effect of a change in accounting principle                  13,353            4,593             30,216           22,056

Income tax expense                                                6,282            2,308             13,817            9,824
                                                            ---------------- ----------------   ---------------- ----------------
   Net income before cumulative effect of a change
     in accounting principle                                      7,071            2,285             16,399           12,232

   Cumulative effect of a change in accounting principle,
     net of income tax benefit of $425                              ---              ---               (608)             ---
                                                            ---------------- ----------------   ---------------- ----------------
       Net income                                                 7,071            2,285             15,791           12,232
Preferred stock dividends                                           ---              ---                ---              148
                                                            ---------------- ----------------   ---------------- ----------------
       Net income available to common shareholders         $      7,071            2,285             15,791           12,084
                                                            ================ ================   ================ ================

Basic net income per common share:
  Net income before cumulative effect of a change in
   accounting principle                                    $       0.13             0.04               0.30             0.22
  Cumulative effect of a change in accounting principle             ---              ---              (0.01)             ---
                                                            ---------------- ----------------   ---------------- ----------------
       Net income                                          $       0.13             0.04               0.29             0.22
                                                            ================ ================   ================ ================

Diluted net income per common share:
  Net income before cumulative effect of a change in
   accounting principle                                    $       0.13             0.04               0.29             0.22
  Cumulative effect of a change in accounting principle             ---              ---              (0.01)             ---
                                                            ---------------- ----------------   ---------------- ----------------
       Net income                                          $       0.13             0.04               0.28             0.22
                                                            ================ ================   ================ ================

Common shares used to calculate basic EPS                        53,345           54,677             54,030           54,765
                                                            ================ ================   ================ ================

Common shares used to calculate diluted EPS                      54,874           55,981             55,615           55,955
                                                            ================ ================   ================ ================

                      GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                               SUPPLEMENTAL SCHEDULES
                                     (Unaudited)
(Amounts in thousands)
                                              Third Quarter 2006
                      -------------------------------------------------------------------
                                       Network
                                        Access                      Managed
                          Consumer     Services     Commercial     Broadband      Totals
                      -------------------------------------------------------------------
Revenues
  Voice              $     11,679       32,512         8,204           ---        52,395
  Video                    22,486          ---         2,122           ---        24,608
  Data                      7,450       13,127        17,523         6,428        44,528
  Wireless                  3,628          ---           662           ---         4,290
                      -------------------------------------------------------------------
    Total                  45,243       45,639        28,511         6,428       125,821

Cost of goods
  sold                     16,434        9,886        13,901         1,062        41,283
                      -------------------------------------------------------------------

    Contribution           28,809       35,753        14,610         5,366        84,538

Less SG&A                  19,878        9,411         9,070         3,363        41,722
Less / add bad
  debt expense
  (recovery)                  760          ---           470          (463)          767
Add other
  income                      ---          ---           ---           181           181
                      -------------------------------------------------------------------
    EBITDA                  8,171       26,342         5,070         2,647        42,230

Add share-based
  compensation                341          354           231            81         1,007
                      -------------------------------------------------------------------
    EBITDA, as
      adjusted       $      8,512       26,696         5,301         2,728        43,237
                      ===================================================================

(Amounts in thousands)
                                              Third Quarter 2005
                      -------------------------------------------------------------------
                                       Network
                                        Access                      Managed
                          Consumer     Services     Commercial     Broadband      Totals
                      -------------------------------------------------------------------
Revenues
  Voice              $     11,512       26,652         8,273           ---        46,437
  Video                    20,983          ---         1,857           ---        22,840
  Data                      6,328       13,372        16,599         6,248        42,547
  Wireless                  1,619          ---           318           ---         1,937
                      -------------------------------------------------------------------
    Total                  40,442       40,024        27,047         6,248       113,761

Cost of goods
  sold                     15,452        7,853        11,963         1,077        36,345
                      -------------------------------------------------------------------

    Contribution           24,990       32,171        15,084         5,171        77,416

Less SG&A                  18,981        8,273         7,969         3,397        38,620
Less / add bad
  debt expense
  (recovery)                 (429)         ---          (451)          911            31
Less loss on
 termination of
 capital lease                561        1,258           782           196         2,797
Less
 restructuring
 charge                       623          736           381           154         1,894
                      -------------------------------------------------------------------
    EBITDA                  5,254       21,904         6,403           513        34,074

Add loss on
 termination of
 capital lease                561        1,258           782           196         2,797
Add restructuring
 charge to be
 paid in future
 periods                      424          501           259           105         1,289
                      -------------------------------------------------------------------
    EBITDA, as
      adjusted       $      6,239       23,663         7,444           814        38,160
                      ===================================================================

                      GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                               SUPPLEMENTAL SCHEDULES
                                     (Unaudited)
(Amounts in thousands)
                                               Second Quarter 2006
                      -------------------------------------------------------------------
                                       Network
                                        Access                      Managed
                          Consumer     Services     Commercial     Broadband      Totals
                      -------------------------------------------------------------------
Revenues
  Voice              $     11,451       27,844         8,097           ---        47,392
  Video                    22,329          ---         1,933           ---        24,262
  Data                      7,258       13,533        15,400         6,607        42,798
  Wireless                  3,185          ---           583           ---         3,768
                      -------------------------------------------------------------------
    Total                  44,223       41,377        26,013         6,607       118,220

Cost of goods
  sold                     17,124        8,794        11,605         1,075        38,598
                      -------------------------------------------------------------------

    Contribution           27,099       32,583        14,408         5,532        79,622

Less SG&A                  18,544        9,771         8,857         3,495        40,667
Less / add bad
  debt expense                677          ---           395           266         1,338
Add other
  income                      ---          ---           ---           282           282
                      -------------------------------------------------------------------
    EBITDA                  7,878       22,812         5,156         2,053        37,899

Add share-based
  compensation                508          605           348           121         1,582
                      -------------------------------------------------------------------
    EBITDA, as
      adjusted       $      8,386       23,417         5,504         2,174        39,481
                      ===================================================================

                      GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                               SUPPLEMENTAL SCHEDULES
                                     (Unaudited)
(Amounts in thousands)
                                       Nine Months Ended September 30, 2006
                      -------------------------------------------------------------------
                                       Network
                                        Access                      Managed
                          Consumer     Services     Commercial     Broadband      Totals
                      -------------------------------------------------------------------
Revenues
  Voice              $     34,443       84,840        24,324           ---       143,607
  Video                    66,816          ---         5,781           ---        72,597
  Data                     21,669       39,999        48,833        19,243       129,744
  Wireless                  9,201          ---         1,714           ---        10,915
                      -------------------------------------------------------------------
    Total                 132,129      124,839        80,652        19,243       356,863

Cost of goods
  sold                     49,480       27,456        35,931         3,198       116,065
                      -------------------------------------------------------------------

    Contribution           82,649       97,383        44,721        16,045       240,798

Less SG&A                  56,829       28,360        26,836         9,978       122,003
Less / add bad
  debt expense
  (recovery)                1,695          ---         1,003           (92)        2,606
Add other
  income                      ---          ---           ---           350           350
                      -------------------------------------------------------------------
    EBITDA                 24,125       69,023        16,882         6,509       116,539

Add share-based
  compensation              1,112        1,165           740           250         3,267
                      -------------------------------------------------------------------
    EBITDA, as
      adjusted       $     25,237       70,188        17,622         6,759       119,806
                      ===================================================================

(Amounts in thousands)
                                       Nine Months Ended September 30, 2005
                      -------------------------------------------------------------------
                                       Network
                                        Access                      Managed
                          Consumer     Services     Commercial     Broadband      Totals
                      -------------------------------------------------------------------
Revenues
  Voice              $     35,101       71,560        25,851           ---       132,512
  Video                    63,119          ---         5,390           ---        68,509
  Data                     18,894       39,514        46,813        20,065       125,286
  Wireless                  3,869          ---           760           ---         4,629
                      -------------------------------------------------------------------
    Total                 120,983      111,074        78,814        20,065       330,936

Cost of goods
  sold                     46,116       23,432        34,498         3,544       107,590
                      -------------------------------------------------------------------

    Contribution           74,867       87,642        44,316        16,521       223,346

Less SG&A                  54,142       24,894        24,684        10,099       113,819
Less / add bad
  debt expense
  (recovery)                 (893)         ---          (659)        1,424          (128)
Less loss on
 termination of
 capital lease                561        1,258           782           196         2,797
Less
 restructuring
 charge                       623          736           381           154         1,894
                      -------------------------------------------------------------------
    EBITDA                 20,434       60,754        19,128         4,648       104,964

Add loss on
 termination of
 capital lease                561        1,258           782           196         2,797
Add restructuring
 charge to be
 paid in future
 periods                      424          501           259           105         1,289
                      -------------------------------------------------------------------
    EBITDA, as
      adjusted       $     21,419       62,513        20,169         4,949       109,050
                      ===================================================================

                                           GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                      KEY PERFORMANCE INDICATORS
                                                              (Unaudited)
                                                                                     September 30, 2006       September 30, 2006
                                                                                       as compared to           as compared to
                                          September 30,  September 30,  June 30,  September 30,  June 30,  September 30,  June 30,
                                              2006           2005         2006        2005         2006        2005         2006
                                          -------------  -------------  --------  -------------  --------  -------------  --------
Consumer
Voice
    Long-distance subscribers                91,200             NA       92,800          NA       (1,600)        NA         -1.7%
    Total local access lines in service      67,400         67,700       67,700        (300)        (300)      -0.4%        -0.4%
    DLPS local access lines in service       27,200         16,100       25,300      11,100        1,900       68.9%         7.5%

Video
    Basic subscribers                       121,800        121,000      121,900         800         (100)       0.7%        -0.1%
    Digital programming tier subscribers     56,500         51,300       55,100       5,200        1,400       10.1%         2.5%
    HD/DVR converter boxes                   22,800          9,100       18,800      13,700        4,000      150.6%        21.3%
    Homes passed                            218,100        213,100      217,100       5,000        1,000        2.3%         0.5%

Data
    Cable modem subscribers                  76,800         68,100       75,000       8,700        1,800       12.8%         2.4%

Network Access Services
Voice:
    Total ISP access lines in service         3,100          3,500        3,300        (400)        (200)     -11.4%        -6.1%

Commercial
Voice:
    Long-distance subscribers                11,500             NA       11,700          NA         (200)        NA         -1.7%
    Total local access lines in service      41,700         40,700       40,400       1,000        1,300        2.5%         3.2%
    DLPS access lines in service              1,100            500        1,100         600          ---      120.0%         0.0%

Video
    Hotels and mini-headend
      subscribers                            15,600         13,900       16,500       1,700         (900)      12.2%        -5.5%
    Basic subscribers                         1,500          1,500        1,500         ---          ---        0.0%         0.0%
                                          --------------------------------------  -----------------------  -----------------------
       Total basic subscribers               17,100         15,400       18,000       1,700         (900)      11.0%        -5.0%
                                          ======================================  =======================  =======================

Data
    Cable modem subscribers                   7,200          6,200        7,100       1,000          100       16.1%         1.4%

Broadband
    SchoolAccess(R) customers                    48             45           45           3            3        6.7%         6.7%
    Rural health customers                       22             20           21           2            1       10.0%         4.8%

Combined Consumer & Commercial
Wireless
    Total lines in service                   25,900         14,300       22,900      11,600        3,000       81.1%        13.1%

                                                                                     September 30, 2006       September 30, 2006
                                                    Three Months Ended                 as Compared to           as Compared to
                                          September 30,  September 30,  June 30,  September 30,  June 30,  September 30,  June 30,
                                              2006           2005         2006        2005         2006        2005         2006
                                          -------------  -------------  --------  -------------  --------  -------------  --------
Consumer
Voice
    Long-distance minutes carried
      (in millions)                            34.3           39.6         35.9        (5.3)        (1.7)     -13.4%        -4.6%

Video
    Average monthly gross revenue per
      subscriber                            $ 61.66        $ 59.34      $ 60.92      $ 2.32       $ 0.74        3.9%         1.2%

Network Access Services
Voice
    Long-distance minutes carried
      (in millions)                           373.6          301.8        331.5        71.8         42.1       23.8%        12.7%

Commercial
Voice:
    Long-distance minutes carried
      (in millions)                            33.8           35.2         34.4        (1.4)        (0.6)      -4.0%        -1.8%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)
                                                                            Three Months Ended
                                                        September 30,          September 30,              June 30,
                                                            2006                   2005                     2006
                                                    --------------------    -------------------    ---------------------
   EBITDA, as adjusted (Note 1)                    $        43.2                    38.2                   39.5
   Share-based compensation expense                         (1.0)                    ---                   (1.6)
   Loss on termination of capital lease                      ---                    (2.8)                   ---
   Restructuring charge to be paid in future
    periods                                                  ---                    (1.3)                   ---
                                                    -------------------    -------------------    ---------------------
   EBITDA (Note 2)                                          42.2                    34.1                    37.9
   Depreciation and amortization expense                   (20.4)                  (18.6)                  (20.2)
   Loss on termination of capital lease                      ---                     2.8                     ---
   Other                                                    (0.1)                    ---                    (0.3)
                                                    --------------------    -------------------    ---------------------
         Operating income                                   21.7                    18.3                    17.4
                                                    --------------------    -------------------    ---------------------
   Other income (expense):
     Interest expense                                       (9.0)                   (9.0)                   (8.7)
     Loss on termination of capital lease                    ---                    (2.8)                    ---
     Amortization and write-off of loan and
       senior notes fee expense                             (0.2)                   (2.2)                   (0.2)
     Interest income                                         0.8                     0.3                     0.5
     Other                                                   0.1                     ---                     0.3
                                                    --------------------    -------------------    ---------------------
         Other expense, net                                 (8.3)                  (13.7)                   (8.1)
                                                    --------------------    -------------------    ---------------------
         Net income before income taxes
                                                            13.4                     4.6                     9.3
   Income tax expense                                       (6.3)                   (2.3)                   (3.9)
                                                    --------------------    -------------------    ---------------------
           Net income                              $         7.1                     2.3                     5.4
                                                    ====================    ===================    =====================

                                                                Nine Months Ended
                                                        September 30,          September 30,
                                                            2006                   2005
                                                    --------------------    -------------------
   EBITDA, as adjusted (Note 1)                    $       119.8                   109.0
   Share-based compensation expense                         (3.3)                    ---
   Loss on termination of capital lease                      ---                    (2.8)
   Restructuring charge to be paid in future
     periods                                                 ---                    (1.3)
                                                    --------------------    -------------------
   EBITDA (Note 2)                                         116.5                   104.9
   Depreciation and amortization expense                   (60.7)                  (54.7)
   Loss on termination of capital lease                      ---                     2.8
   Other                                                    (0.3)                    ---
                                                    --------------------    -------------------
         Operating income                                   55.5                    53.0
                                                    --------------------    -------------------
   Other income (expense):
     Interest expense                                      (26.2)                  (25.6)
     Loss on termination of capital lease                    ---                    (2.8)
     Amortization and write-off of loan and
       senior notes fee expense                             (0.8)                   (3.2)
     Interest income                                         1.4                     0.6
     Other                                                   0.3                     ---
                                                    --------------------    -------------------
         Other expense, net                                (25.3)                  (31.0)
                                                    --------------------    -------------------
         Net income before income taxes and
           cumulative effect of a change in
           accounting principle                             30.2                    22.0

   Income tax expense                                      (13.8)                   (9.8)
                                                    --------------------    -------------------
         Net income before cumulative effect
           of a change in accounting principle              16.4                    12.2

    Cumulative effect of change in accounting
     principle, net of income tax benefit of
     $0.4                                                   (0.6)                    ---
                                                    --------------------    -------------------
           Net income                              $        15.8                    12.2
                                                    ====================    ===================

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation expense, loss on termination of capital lease, and restructuring charge to be paid in future periods.

(2) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of Net Income, Interest Expense, Amortization and Write-off of Loan and Senior Notes Fees, Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.